                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                          NIELSEN MEDIA RESEARCH, INC.
                                       TO
                            NINER ACQUISITION, INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                    VNU N.V.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Nielsen Media Research, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                                THE DEPOSITARY FOR THE OFFER IS:

                                      THE BANK OF NEW YORK

           BY MAIL:                BY FACSIMILE TRANSMISSION:      BY HAND OR OVERNIGHT COURIER:
 Tender & Exchange Department            (212) 815-6213            Tender & Exchange Department
        P.O. Box 11248             (For Eligible Institutions           101 Barclay Street
     Church Street Station                    Only)                 Receive and Deliver Window
 New York, New York 10286-1248     FOR CONFIRMATION TELEPHONE:       New York, New York 10286
                                         (800) 507-9357

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Niner Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of VNU N.V., a company organized under the laws of the Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 20, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value
$0.01 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Nielsen Media Research, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
Number of Shares:                              Name(s) of Record Holder(s):
Certificate Nos. (if available):                               PLEASE PRINT
Check box if Shares will be tendered by book-  Address(es):
entry transfer: / /                                                                 ZIP CODE
Account Number:, 1999                          Area Code and Tel. No.:
Dated:, 1999                                   Signature(s):

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion
 Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's
 Message, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
 Failure to do so could result in a financial loss to such Eligible
 Institution.

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
Name of Firm:
                                                       AUTHORIZED SIGNATURE
Address:                                    Name:
                                                           PLEASE PRINT
                                            Title:
                                  ZIP CODE
Area Code and Tel. No.:                     Dated:, 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                       3